EXHIBIT 10.2

                           TERM LOAN CREDIT AGREEMENT


         TERM LOAN CREDIT AGREEMENT dated as of October 9, 1998 (the "Credit Agreement" or this "Agreement") by and among SOUTHERN STATES COOPERATIVE, INCORPORATED, a Virginia agricultural cooperative corporation (the "Borrower"), the lenders identified herein (the "Lenders"), and NATIONSBANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and FIRST UNION NATIONAL BANK and COBANK, ACB, as Co-Agents.

                                   WITNESSETH

         WHEREAS, the Borrower has requested a bridge loan of $225 million in the aggregate; and

         WHEREAS, the Lenders have agreed to provide such bridge loan on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.        DEFINITIONS

         1.1      Defined Terms.  As used herein:

         "Acquired Business" means the business, operations and assets of Gold Kist Inc. acquired pursuant to the terms of the Asset Purchase Agreement.

         "Acquisition" means the acquisition by the Borrower of the Acquired Business pursuant to the terms of the Asset Purchase Agreement.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agents' Fee Letters" means (i) that letter agreement dated as of September 18, 1998 from NationsBanc Montgomery Securities LLC, NationsBank, N.A., First Union National Bank and CoBank, ACB, and accepted by the Borrower, as amended, modified or supplemented and (ii) that letter agreement dated as of September 18, 1998 from NationsBanc Montgomery Securities LLC and NationsBank, N.A., and accepted by the Borrower, as amended, modified or supplemented.

         "Applicable Percentage" means for any day, the rate per annum set forth below, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", and
(ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin":

         The Applicable Percentage shall be determined (i) by reference to the Borrower's corporate ratings provided by S&P and Moody's; or (ii) if no such

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rating is provided by both S&P and Moody's,  then by reference to the Borrower's quiet corporate rating provided by S&P as updated after giving effect to the Acquisition; or (iii) if no such quiet corporate rating is provided or has not been updated to give effect to the Acquisition, then the Applicable Percentage shall be 1.125% in the case of the Eurodollar Margin and 0% in the case of the Base Rate Margin.

            IF BASED ON THE CORPORATE RATING BY BOTH S&P AND MOODY'S


        Pricing           S&P & Moody's                Eurodollar  Base Rate
         Level          Corporate Ratings                Margin      Margin

          I            >BBB+ or Baa1 or better           0.425%        0%
          II                >BBB and Baa2                0.550%        0%
          III        >BBB or Baa2 (but not both)         0.625%        0%
          IV                >BBB- and Baa3               0.750%        0%
          V          >BBB- or Baa3 (but not both)        0.875%        0%
          VI                 >BB+ and Ba1                1.125%        0%
          VII         >BB+ or Ba1 (but not both)         1.500%      0.25%
          VIII            <BB+ and Ba1                   2.000%      0.75%


               IF THERE IS NO CORPORATE RATING BY S&P AND MOODY'S:

                                            S&P
          Pricing      Quiet Corporate Rating    Eurodollar Margin     Base Rate
           Level                                                         Margin

            I              BBB+ or better             0.425%               0%
            II                   BBB                  0.550%               0%
            III                  BBB-                 0.750%               0%
            IV                   BB+                  1.125%             0.25%
            V                 below BB+               2.000%             0.75%
                              or unrated

         The foregoing Applicable Percentages shall be effective for the period from the Closing Date through the date sixty (60) days following the Closing Date; thereafter (i) for the period sixty-one days following the Closing Date through one hundred twenty (120) days following the Closing Date, the Applicable Percentages shall be those shown above plus twenty-five basis points (0.25%), and (ii) from the date one hundred twenty-one (121) days following the Closing Date and thereafter, the Applicable Percentages shall be those shown above plus fifty basis points (0.50%).

         The Applicable Percentage shall be determined and adjusted on the date of each change in rating. Adjustments in the Applicable Percentage shall be effective as to all Loans, existing and prospective, from the date of adjustment. The Administrative Agent shall promptly notify the Lenders of changes in the Applicable Percentage.

         "Asset Disposition" means (i) the sale, lease or other disposition of any property or asset (including, without limitation, the capital stock of a Subsidiary) by the Borrower or any of its Subsidiaries, and (ii) receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their property or assets; provided that the following shall not be considered an Asset Disposition for purposes hereof, (A) the sale of inventory in the ordinary course of business, and (B) the sale and transfer of accounts receivable, other than the accounts receivable relating to the Acquired Business, in the ordinary course of business or pursuant to established financing programs.

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         "Asset Purchase  Agreement" means that certain Asset Purchase Agreement dated as of July 23, 1998 by and between the Borrower and Gold Kist Inc., as amended, modified and restated from time to time.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of
(a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Richmond, Virginia are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in U.S. dollar deposits in the London interbank market.

         "Capital Expenditure" means all expenditures (whether paid in cash or other consideration) that are or should be included in additions to property, plant and equipment in accordance with GAAP; provided that, for purposes of this Agreement, there shall not be included hereunder expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are used to repair or replace the assets, equipment or other property lost, destroyed, damaged or condemned.

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         "Cash  Equivalents"  means (i) securities  issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar time deposits, certificates of deposit, "money market" accounts and repurchase agreements relating to direct obligations of the United States with, and commercial paper and fixed rate notes issued by, a Lender or other domestic commercial bank with a short term commercial paper rating of at least A-1 by S&P or P-1 by Moody's, (iii) obligations of any state with respect to which interest is exempt from federal income tax with a long term rating of at least AA- by S&P or Aa-3 by Moody's and (iv) other short term investments in an aggregate amount not to exceed $7,500,000 at any time.

         "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         "Closing Date" means the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Commitment Period" means the period from and including the Closing Date to and including the closing date of the Acquisition (but not later than October 20, 1998).

         "Commitments" means the Term Loan Commitments hereunder.

         "Consolidated Funded Debt" means Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date, shareholders' equity or net worth for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Consolidated Total Capitalization" means the sum of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth.

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         "Contractual  Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Contributed Capital Agreements" means (i) that Third Amended and Restated Financing Services and Contributed Capital Agreement dated as of
November 3, 1997, between Southern States Cooperative, Incorporated and Statesman Financial Corporation and (ii) Financing Services and Contributed Capital Agreement dated as of April 1, 1998, between Southern States Cooperative, Incorporated and Michigan Livestock Credit Corporation.

         "Credit Documents" means, collectively, this Agreement, the Notes, the Agents' Fee Letters, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "Debt Transaction" means, with respect to the Borrower or any of its Subsidiaries, any sale, issuance or placement of Funded Debt, whether or not evidenced by promissory note or other written evidence of indebtedness, other than Funded Debt permitted by Section 6.10(a), (b), (c) and (d).

         "Default" means any event or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" means any Lender that has failed to make a loan or to purchase a participation interest required hereunder, has failed to pay to the Administrative Agent or any other Lender any amounts owing hereunder or under the other Credit Documents, or has been deemed insolvent or become the subject of bankruptcy, reorganization or insolvency proceedings (or with respect to which a receiver, trustee or similar official has been appointed).

         "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Transaction" means, with respect to the Borrower or any of its Subsidiaries, any issuance of shares of its capital stock or other equity interest (including all classes of preferred or hybrid securities, trust preferred securities and perpetual preferred securities), other than an issuance
(i) in connection with a conversion of debt securities to equity or (ii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

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         "ERISA Event" means (i) with respect to any Plan,  the  occurrence of a
Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
(iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Eurodollar Loans" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                   Eurodollar Rate  =                 Interbank Offered Rate
                                             -----------------------------------
                                               1 - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not the Administrative Agent has any eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to the Administrative Agent. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default"  shall have the  meaning  given such term in Section
7.1.

         "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Funded Debt" means, as of any day for the Borrower, without duplication, (i) all indebtedness for borrowed money, (ii) all indebtedness and obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business),

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(iv) all  obligations  as lessee under capital  leases,  (v) all  obligations of reimbursement relating to letters of credit, bankers' acceptances or other similar instruments (whether or not then drawn and owing), (vi) all Guaranty Obligations, (vii) all obligations under interest rate protection agreements, foreign currency exchange agreements or commodity purchase or option agreements on a net basis, (viii) the attributed principal amount of any securitization transaction and (ix) all obligations under any synthetic lease, tax retention operating lease, off-balance sheet loans or other similar off-balance sheet financing product where the product is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease for purposes of GAAP. Funded Debt shall exclude, in any event, any obligations of the Borrower under the Contributed Capital Agreements.

         "GAAP" means generally accepted accounting principles in the United States applied on a basis consistent with the annual audited financial statements referenced in Section 5.1.

         "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guaranty Obligation" means any obligation, contingent or otherwise, directly or indirectly guaranteeing the indebtedness or other obligation of another Person, including without limitation, (i) an agreement to purchase or pay (or to supply or advance funds for the purchase or payment of) any such indebtedness or other obligation (whether by way of partnership agreement, keep-well agreement, comfort letter, maintenance agreement or the like), or (ii) any arrangement entered into for the purpose of assuring payment of the indebtedness or other obligation of another Person or otherwise protecting a party from loss in respect thereof; provided that such term shall not include endorsements for collection or deposit in the ordinary course of business; provided further that such term shall not include any obligations of the Borrower or any of its Subsidiaries under the Contributed Capital Agreements.

         "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Markets, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         "Interest Payment Date" means (a) as to any Base Rate Loans, the last Business Day of each month and the date of repayment of principal of such Loan,
(b) as to any Eurodollar Loans having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loans having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period" means as to any Eurodollar Loan, a period of one, two, three or six months' duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),

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(B) no Interest Period shall extend beyond the  Termination  Date, and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

         "Investment" shall have the meaning given to such term in Section 6.14 hereof.

         "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien, preference or priority of any kind.

         "Loans" or "loans" means the Term Loan.

         "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

         "Net Proceeds" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, as and when received) received in connection with an Asset Disposition, Equity Transaction or Debt Transaction, net of (i) reasonable transaction costs, including in the case of an Equity Transaction or a Debt Transaction, underwriting discounts and commissions and in the case of an Asset Disposition occurring in connection with a claim under an insurance policy, costs incurred in connection with adjustment and settlement of the claim, (ii) estimated taxes payable in connection therewith, and (iii) in the case of an Asset Disposition or Debt Transaction, any amounts payable in respect of Funded Debt, including without limitation principal, interest, premiums and penalties, which is secured by, or otherwise related to, any property or asset which is the subject thereof to the extent that such Funded Debt and any payments in respect thereof are paid with a portion of the proceeds therefrom.

         "Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing such Lender's Term Loan Committed Amount, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time. The Notes shall be in substantially the form attached as Schedule 2.1(e).

         "Notice  of  Borrowing"   means  a  written   notice  of  borrowing  in
substantially the form of Schedule 2.1(b), as required by Section 2.1(b).

         "Notice of Extension/Conversion" means a written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Permitted Investments" means (i) cash and Cash Equivalents, (ii) investments and loans existing on the Closing Date identified on Schedule 6.14,
(iii) investments, loans and advances in wholly-owned Subsidiaries of the Borrower, (iv) loans and advances to officers and directors in an aggregate amount up to $2,000,000 at any time outstanding, (v) loans and investments made pursuant to the requirements of the Contributed Capital Agreements, (vi) investments in CoBank, ACB pursuant to legal and contractual requirements, (vii) investments consisting of refunds to which the Borrower is entitled held by CoBank, ACB and/or CF Industries, Inc., (viii) investments in suppliers solely as a result of volume or patronage refunds arising in the ordinary course of business, (ix) investments in or received from customers in connection with collection of amounts owing to the Borrower or its Subsidiaries and (x) loans to customers in the ordinary course of business in an aggregate amount up to $5,000,000 at any time outstanding.

         "Permitted  Liens"  shall have the  meaning  given such term in Section
6.11.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain Loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Administrative Agent to any debtor).

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Required Lenders" means, at any time, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Term Loans outstanding; provided that the outstanding principal amounts of the Term Loans owing to Defaulting Lenders shall be excluded for purposes of making determinations of Required Lenders.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, certificate of organization and operating agreement, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or to which any of its material property is subject.

         "Restricted Payment" means (i) any dividend or distribution, direct or indirect, on account of or in respect of any equity interest, (ii) patronage refunds, other than those approved by the Board of Directors of the Borrower prior to the Closing Date, (iii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock now or hereafter outstanding.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Unless otherwise identified, "Subsidiary" or "Subsidiaries" shall mean Subsidiaries of the Borrower.

         "Term Loan" means the Term Loan made pursuant to Section 2.1(a).

         "Term Loan Commitment" means, with respect to each Lender, the commitment to make its portion of the Term Loan (and for purposes of making determinations hereunder after the Closing Date, the principal amount outstanding on the Term Loan).

         "Term Loan Commitment Percentage" means, for each Lender, the percentage such Lender's Term Loan comprises of the aggregate Term Loan, as identified on Schedule 2.1(a), adjusted for assignments made in accordance with the provisions hereof.

         "Term Loan Committed Amount" means, collectively, the aggregate amount of all Term Loans, being TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000), and, individually, the amount of each Lender's Term Loan, as identified on
Schedule 2.1(a).

         "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2 Accounting Terms. Accounting terms used herein but not otherwise defined shall have the meanings provided under GAAP.

         SECTION 2. LOANS

         2.1      Term Loan.

                  (a) Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make a Term Loan to the Borrower upon request in a single advance in an amount not to exceed such Lender's Term Loan Committed Amount. The Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, at the option of the Borrower. Amounts repaid on the Term Loan may not be reborrowed.

                  (b) Advance. The Borrower shall submit an appropriate Notice of Borrowing relating to the Term Loan not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) the date of the requested borrowing, (ii) that the funding of the Term Loan is requested, and (iii) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to deliver such Notice of Borrowing to the Administrative Agent by 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested borrowing, then the full amount of the Term Loan shall be initially comprised of Base Rate Loans. The Administrative Agent shall give notice to each Lender promptly upon receipt of such Notice of Borrowing and the contents thereof. Each Lender shall make its Term Loan Committed Amount available to the Administrative Agent for the account of the Borrower, or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in such Notice of Borrowing in U.S. dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  (c) Repayment. The Term Loans shall be due and payable in full one hundred eighty (180) days from the Closing Date.

                  (d) Interest. Subject to the provisions of Section 3.1, the Term Loan shall bear interest at a per annum rate equal to (i) in the case of Eurodollar Loans, the sum of the Eurodollar Rate plus the Applicable Percentage, and (ii) in the case of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage. Interest is payable in arrears on each Interest Payment Date (or at such other times as may be specified herein).

                  (e) Note. The Term Loan shall be evidenced by the Notes.

                  (f) Use of Proceeds. The Term Loan will be used solely to finance the Acquisition.

                  (g) Maximum Number of Eurodollar Loans. The Borrower will be limited to a maximum number of five (5) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.


         SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS.

         3.1 Default Rate. After the occurrence and during the continuance of an Event of Default, the principal and, to the extent permitted by law, interest on the loans and other amounts owing hereunder shall bear interest, payable on demand, at a per annum rate two percent (2%) in excess of the rate which would otherwise be applicable.

         3.2 Extensions and Conversions. Requests by the Borrower for extensions or conversions of loans hereunder shall be made by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent by 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested extension or conversion in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested extension or conversion in the case of Eurodollar Loans. Each request shall be in a minimum principal amount of $5,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of Base Rate Loans and, in each case, integral multiples of $100,000 in excess thereof, and shall specify (i) the date of the requested extension or conversion, (ii) the loans and aggregate amounts to be extended or converted, and (iii) whether the extension or conversion shall consist of Eurodollar Loans, Base Rate Loans or combination thereof. Loans may be continued and extended as, or converted into, Eurodollar Loans only if no Default or Event of Default then exists, and only then at the end of an applicable Interest Period. Each request for extension or conversion hereunder shall be deemed affirmation by the Borrower that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to specify (A) the type of loan requested, the request shall be deemed a request for Base Rate Loans, (B) the duration of the applicable Interest Period in the case of Eurodollar Loans, the request shall be deemed to be a request for an Interest Period of one month. Unless extended in accordance with the provisions hereof, Eurodollar Loans shall be converted to Base Rate Loans at the end of the applicable Interest Period. Eurodollar Loans may be continued, or converted into Base Rate Loans, only on the last day of the applicable Interest Period. The Administrative Agent shall give notice to each Lender promptly upon receipt of each such notice of request for extension or conversion and the contents thereof.

         3.3      Prepayments.

                  (a) Voluntary  Prepayments.  The loans may be prepaid in whole
or  in  part  without  premium  or  penalty,   except  as  provided  in  Section
3.11(Indemnity). Amounts prepaid on the Term Loans may not be reborrowed.

                  (b)      Mandatory Prepayments.

                           (i) Asset Dispositions. The Borrower will make prompt payment on the Term Loan in an amount equal to seventy-five percent (75%) of all Net Proceeds received from Asset Dispositions occurring after the Closing Date, to the extent (A) such Net Proceeds are not reinvested in the same or similar property within two months (2) months of the date of the sale, lease, disposition, casualty, theft or loss which gave rise to the Asset Disposition and (B) the aggregate amount of such Net Proceeds not reinvested in accordance with the foregoing subsection (A) shall exceed $1,000,000 in any fiscal year.

                           (ii) Debt and Equity Transactions. The Borrower will make prompt payment on the Term Loan in an amount equal to one hundred percent (100%) of the Net Proceeds received from any Debt Transaction or Equity Transaction.

         3.4      [Intentionally Omitted]

         3.5 Fees. The Borrower agrees to pay to the appropriate parties all fees and amounts owing under the Agents' Fee Letters.

         3.6 Capital Adequacy. If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof as a consequence of its obligations hereunder or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority in each case made subsequent to the date hereof as a consequence of its obligations hereunder does or shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by the Lender to be material, then from time to time, within 15 days after demand by the Lender (with a copy to the Administrative Agent), the Borrower shall pay to the Lender such additional amount as shall be certified by the Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this subsection submitted by a Lender (which certificate shall include a description in reasonable detail of the basis for the computation) to the Borrower shall be conclusive absent manifest error.

         3.7 Inability to Determine Interest Rate. Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Rate does not adequately and fairly reflect the cost of funding Eurodollar Loans, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower and the Lenders, and thereafter the right to request and continue loans as Eurodollar Loans shall be suspended until such time as the conditions giving rise to such notice shall no longer exist.

         3.8 Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case occurring after the Closing Date, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its Eurodollar lending office the funds with which to make such loans, (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof, (b) the commitment of such Lender hereunder to make Eurodollar Loans or continue Eurodollar Loans as such shall forthwith be suspended until such Lender shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) loans then outstanding as Eurodollar Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law to Base Rate Loans. The Borrower hereby agrees promptly to pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred in making any repayment in accordance with this subsection including, but not limited to, any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

         3.9 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it, or change the basis of taxation of payments to any Lender in respect thereof (except for changes in the rate of tax on the net income or franchise tax applicable to such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Loans or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii)  shall   impose  on  any  Lender  any  other   condition
         (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining Eurodollar Loans or to reduce any amount receivable hereunder or under the Note, then, in any such case, the Borrower shall promptly pay the Lender, within 15 days after its demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable as reasonably determined by the Lender with respect to its Eurodollar Loans. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender, describing in reasonable detail the nature of such event and a reasonably detailed explanation of the calculation thereof, to the Borrower shall be conclusive in the absence of manifest error.

         3.10 Taxes. All payments made by the Borrower hereunder or under any Note will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the respective Lender is located or any subdivision thereof or therein and (ii) any franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of the Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or its applicable lending office is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any such Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Lender as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless, and reimburse, each Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. The agreements in this subsection shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         3.11 Indemnity. The Borrower hereby agrees to indemnify each Lender and to hold each Lender harmless from any funding loss or expense which such Lender may sustain or incur (other than as a result of and to the extent the Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Eurodollar Loan by the Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a Eurodollar Loan after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Eurodollar Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender, to the Borrower shall be conclusive in the absence of manifest error.

         3.12 Pro Rata Treatment. Except to the extent otherwise provided herein:

         (a) Loans. Each advance of a Loan and each payment of principal, interest and fees on or in respect thereof, and each conversion or extension of such Loans, shall be allocated pro rata among the Lenders in accordance with their respective Term Loan Commitment Percentages.

         (b) Advances. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Base Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.13 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation; provided that no Lender purchasing such a participation shall be entitled to receive any greater amount pursuant to this Section than the transferor Lender would have been entitled to receive in respect of the amount of participation transferred had no such transfer occurred. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made (by Administrative Agent or Lender) together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Base Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14 Payments and Computations. Payments shall be made hereunder in U.S. dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind at the offices of the Administrative

Agent provided in the notice section hereof. Payments received after 2:00 p.m. (Charlotte, North Carolina time) will be given credit the next following Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent, the loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall apply such payment in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the Lenders, if such payment is received prior to 2:00 p.m. (Charlotte, North Carolina time) on a Business Day, in like funds received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Computations of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days.


         SECTION 4  CONDITIONS

         4.1 Conditions to Closing. This Credit Agreement shall become effective upon the satisfaction of the following conditions precedent:

                  (a) Execution of Credit Agreement and Credit Documents. Receipt by the Administrative Agent of (i) multiple counterparts of this Credit Agreement and (ii) a Note for each Lender, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

         4.2 Conditions to the Term Loan Advance. The obligation of each Lender to make the Term Loan advance hereunder is subject to the satisfaction of the following conditions precedent on the date of making the Term Loan advance:

                  (a) Legal Opinions. Receipt of multiple counterparts of opinions of counsel for the Borrower relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  (b)   Financial   Information.   Receipt  of  such   financial
information as may be requested by, and in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

                  (c) Evidence of Insurance. Receipt of insurance certificates or policies evidencing flood hazard insurance (for improvements located in areas having "special flood hazards"), casualty insurance (including builders' risk and all-risk permanent policies) and liability conforming to the requirements of this Credit Agreement and the other Credit Documents, together with evidence of payment of premiums thereon.

                  (d) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

                  (e) Corporate Documents. Receipt of the following (or their equivalent) for the Borrower:

                           (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) Resolutions. Copies of resolutions of the Board of Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Bylaws. Copies of the bylaws certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies, where applicable, of (A) certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (B) certificates indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Officer's Certificate. An officer's certificate dated as of the Closing Date substantially in the form of Schedule 5.1(f)(v) with appropriate insertions and attachments.

                  (f) Asset Purchase Agreement. Receipt by the Administrative Agent of the final Asset Purchase Agreement, together with all exhibits and schedules thereto, certified by an officer of the Borrower.

                  (g) Fees. Receipt of all fees then owing pursuant to the Agents' Fee Letters or otherwise.

                  (h) Consummation of Acquisition. Receipt by the Administrative Agent of evidence of consummation of the Acquisition substantially on the terms and conditions provided in the Asset Purchase Agreement (including satisfaction of the conditions set forth therein in all material respects, other than remittance of cash consideration). There shall not have been any material modification, amendment, supplement or waiver to the Asset Purchase Agreement without the prior written consent of all the Lenders, including, but not limited to, any modification, amendment, supplement or waiver relating to all disclosure schedules and exhibits.

                  (i) Consent. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or desirable in connection with the Acquisition and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the Acquisition or such other transactions contemplated hereby or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could reasonably be likely to have such effect.

                  (j) Representations and Warranties. The representations and warranties made by the Borrower herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of the Term Loan advance as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (k) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Term Loan advance to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (l) Involuntary Bankruptcy or Insolvency. There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and shall remain undismissed, undischarged or unbonded.

                  (m) Officer's Compliance Certificate. Receipt by the Administrative Agent of a certificate of a responsible officer of the Borrower stating that to the best of his knowledge and belief, the Borrower is in compliance with the provisions of this Agreement in all material respects and no Default or Event of Default exists hereunder.

                  (n) No Material Adverse Effect. No circumstances, events or conditions shall have occurred since the date of the audited financial statements referenced in Section 5.1(a)(i) which would have a Material Adverse Effect.

                  (o) Section 2.1 Conditions. All conditions set forth therein shall have been satisfied.

                  (p) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders.


         SECTION 5  REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants:

         5.1      Financial Condition.

                  (a) For the Borrower. The following financial statements were prepared in accordance with GAAP consistently applied for the periods covered thereby and are complete and correct in all material respects and present fairly the financial condition and results from operations, subject in the case of interim statements to normal year-end adjustments and the absence of footnotes:

                  (i) an audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries dated as of June 30, 1998, together with related statements of operations and cash flows certified by PricewaterhouseCoopers, LLP, certified public accountants.

                  (b) For the Acquired Business. Each of the following financial statements has been represented to the Borrower to have been prepared in accordance with GAAP consistently applied for the periods covered thereby and to be complete and correct in all material respects and to present fairly the financial condition and results from operations, subject in the case of interim statements to normal year-end adjustments and the absence of footnotes:

                  (i) an audited consolidated balance sheet of Gold Kist Inc. and its consolidated Subsidiaries dated as of June 27, 1998, together with related statements of income and cash flows certified by KPMG Peat Marwick, certified public accountants; and

                  (ii) a pro forma balance sheet of the Acquired Business as of the Closing Date, together with pro forma statements of income and cash flows for the period prior to the Closing Date.

         5.2 No Change. Since the date of the audited financial statements identified above, (a) there have been no developments or events which have had, or could reasonably be expected to have, a Material Adverse Effect and (b) except as permitted herein, no Restricted Payments have been made or declared or are contemplated by the Borrower.

         5.3 Corporate Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, is qualified to do business in each jurisdiction where failure to so qualify would have a Material Adverse Effect and is in substantial compliance with all Requirements of Law except to the extent that failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. A complete list of Subsidiaries of the Borrower is attached as Schedule 5.3.

         5.4 Enforceable Obligation. The Borrower has the power and authority and legal right to enter into, deliver and perform under this Agreement and the other Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the other Credit Documents to which it is a party. This Agreement and the other Credit Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization (including approvals, notices, filings or other similar acts) of any Governmental Authority or other Person is required in connection with the borrowings hereunder or the execution, delivery, validity, enforceability of the Credit Documents or performance by the Borrower of its obligations thereunder.

         5.5 No Legal Bar. The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Term Loan will not violate any Requirement of Law or any Contractual Obligation of the Borrower (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

         5.6 Legal Proceedings. No claim, litigation or proceeding before any arbitrator or Governmental Authority is pending, or to the knowledge of the Borrower, threatened which if adversely determined could reasonably be expected to have a Material Adverse Effect.

         5.7  No Default.  No Default or Event of Default presently exists.

         5.8 Ownership of Property; Liens. The Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and none of such property is subject to any Lien, except for Permitted Liens.

         5.9 Federal Regulations. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for any purpose in violation of Regulation U of the Board of Governors of the Federal Reserve System, as amended, modified or replaced. The Borrower is not subject to, nor are the loans and transactions contemplated herein subject to, the provisions of the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, in each case as amended.

         5.10 Taxes. The Borrower has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Borrower, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge except as permitted hereunder.

         5.11     ERISA

         Except as would not  reasonably be expected to have a Material  Adverse
Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         (e) Neither the Borrower nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         5.12 Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its and any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         5.13     Environmental Matters.

         Except as would not  reasonably be expected to have a Material  Adverse
Effect:

         (a) Each of the facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower and its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) Neither the Borrower nor any Subsidiary of the Borrower has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does the Borrower or any Subsidiary of the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Borrower or any Subsidiary of the Borrower in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary of the Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any Subsidiary of the Borrower, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary of the Borrower in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


         SECTION 6  COVENANTS

         The Borrower covenants and agrees to:

         6.1 Financial Statements. Furnish, or cause to be furnished, to the Administrative Agent and the Lenders:

                  (a) Annual Audited Statements. As soon as available, but in any event within 90 days after the end of each fiscal year, audited consolidated and company-prepared consolidating balance sheets of the Borrower and its Subsidiaries and related audited consolidated and company-prepared consolidating statements of operations, patrons' equity and cash flows, audited by PricewaterhouseCoopers, LLP, or other independent public accounting firm reasonably acceptable to the
         Administrative Agent, setting forth comparative information for the previous year, and reported without a "going concern" or like qualification or exception, or qualification indicating limitation of the scope of the audit; and

                  (b) Quarterly Statements. As soon as available, and in any event within 45 days after the end of each fiscal quarter, a company-prepared consolidated and consolidating balance sheet of the Borrower and its Subsidiaries and related company-prepared consolidated and consolidating statements of income, retained earnings and cash flows for the quarter and for the portion of the year with comparative information for the corresponding periods for the previous year.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall further be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein (except as approved by such accountants and disclosed therein) and shall further be accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles from a prior period.

                  (c) Other Information. Promptly upon request, such additional financial and other information as the Administrative Agent and the Lenders may reasonably request from time to time.

         6.2 Certificates and Notices. Furnish, or cause to be furnished, and give notice to the Administrative Agent and the Lenders:

                  (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) Officer's Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b) above, a certificate of a responsible officer of the Borrower stating that to the best of his knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties to which such statements relate and (ii) the Borrower is in compliance with the provisions of this Agreement in all material respects and no Default or Event of Default exists hereunder. Such certificate shall include the calculations required to indicate compliance with Section 6.9. A form of Officer's Compliance Certificate is attached as Schedule 6.2(b).

                  (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the Borrower in connection with any annual, interim or special audit.

                  (d) Public and Other Information. Copies of reports and information which the Borrower or its Subsidiaries sends to its members or files with the Securities and Exchange Commission, and any other financial or other information as the Administrative Agent.

                  (e) Notice of Default. Promptly, upon becoming aware thereof, notice of the occurrence of an Event of Default hereunder.

                  (f) Notice of Legal Proceedings. Promptly, upon the commencement of or any material development in legal proceedings (including litigation, arbitration and administrative proceedings) which if adversely determined could reasonably be expected to have a Material Adverse Effect.

                  (g) ERISA. Promptly, after any responsible officer of the Borrower knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (h) Other. Promptly, any other development or event which a responsible officer of the Borrower determines could reasonably be expected to have a Material Adverse Effect.

         6.3 Compliance with Laws. Be in substantial compliance with all applicable Requirements of Law and make payment of all taxes (except to the extent contested in good faith and as to which appropriate reserves are held in accordance with GAAP), except to the extent that failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

         6.4      Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of the Borrower of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower, as the case may be.

         6.5      Maintenance of Property; Insurance.

         Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         6.6      Inspection of Property; Books and Records; Discussions.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the reasonable cost of such inspection shall be for the account of the Borrower.

         6.7      Environmental Laws.

         (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any Subsidiary of the Borrower or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

         6.8 Year 2000 Compatibility. Take all action necessary to assure that its computer based systems are able to operate and effectively process data including dates on and after January 1, 2000, and, at the reasonable request of the Administrative Agent and the Required Lenders, provide reasonable evidence to the Lenders of such year 2000 compatibility.

         6.9 Financial Covenants. Comply with the following financial covenants:

                  (a) Ratio of Consolidated Funded Debt to Consolidated Total Capitalization. At all times, the ratio of Consolidated Funded Debt to Consolidated Total Capitalization shall be not greater than 0.75:1.0.

                  (b) Consolidated Net Worth. At all times, Consolidated Net Worth shall be not less than $______________ (being not less than 85% of Consolidated Net Worth as of September 30, 1998 on a pro forma basis after giving effect to the Acquisition).

                  (c) Capital Expenditures. The Capital Expenditures made or incurred by the Borrower and its Subsidiaries on a consolidated basis will not exceed $75,000,000 in the aggregate for the duration of the Term Loan hereunder.

         6.10 Limitations on Funded Debt. The Borrower will not, nor will it permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Funded Debt except:

                  (a)      the Term Loan hereunder;

                  (b) the Funded Debt described on Schedule 6.10 and renewals, refinancings and extensions thereof on terms and conditions no less favorable than for such existing Funded Debt (other than renewals, refinancings and extensions of the CoBank, ACB Term Revolver Facility described on Schedule 6.10 which shall be on terms and conditions consistent with then prevailing market standards for such Funded Debt);

                  (c) additional unsecured Funded Debt of the Borrower not to exceed $1 million in the aggregate at any time outstanding;

                  (d) Funded Debt, including capital lease obligations, incurred to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a sale/leaseback transaction, to finance the value of such asset owned by the Borrower or any of its Subsidiaries, provided that (i) such Funded Debt when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a sale/leaseback transaction, the fair market value of such asset, (ii) no such Funded Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total amount of all such Funded Debt shall not exceed $1,000,000 at any time outstanding; and

                  (e) additional Funded Debt to the extent that the proceeds thereof will be used to make prepayments on the Term Loan in accordance with Section 3.3(b)(ii).

         6.11 Restriction on Liens. The Borrower will not, nor will it permit any of its wholly-owned Subsidiaries to, create, assume, incur or suffer to exist any Lien on any property or asset of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except (each of the following, "Permitted Liens"):

                  (a) Liens existing on the Closing Date identified on Schedule 6.11;

                  (b) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided that (A) with respect to Liens securing state and local taxes, such taxes are not delinquent, (B) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such liens are unfiled and no other action has been taken to enforce the same, or (C) with respect to taxes, assessments or governmental charges or levies or claims or demand secured by such Liens, payment is not at the time required, except in each such case where such amounts are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (c) Liens not securing indebtedness which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

                  (d) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereto are being contested in good faith by appropriate proceedings;

                  (e) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or such Subsidiary or the value of such property for the purpose of such business; and

                  (f) Liens securing purchase money and sale/leaseback Funded Debt (including capital leases) to the extent permitted under Section 6.10(d), provided that any such Lien attaches only to the property financed or leased and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof in connection with any purchase money transaction and within 30 days after the closing of any sale/leaseback transaction;

         6.12 Mergers and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into a transaction of merger or consolidation, nor will it acquire all or substantially all of the capital stock (or other equity interest) or assets of any other Person without the prior written consent of the Required Lenders, other than (i) the Acquisition and (ii) acquisitions permitted under Section 6.14.

         6.13 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into a transaction with an officer, director, shareholder or Affiliate other than (i) customary fees and expenses paid to directors, (ii) the Contributed Capital Agreements, and (ii) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         6.14 Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make loans or advances to or otherwise make an investment in or capital contribution (collectively, an "Investment") to any other Person, except for Permitted Investments.

         6.15 Restricted Payments. The Borrower will not make Restricted Payments; provided that so long as no Default or Event of Default shall exist immediately prior thereto or would exist immediately after giving effect thereto, the Borrower may (i) make regular scheduled payments of dividends on preferred stock, and (ii) make redemptions of equity interests in connection with the settlement of estates and the retirement of members up to $1 million in the aggregate from the Closing Date.

         6.16 Fiscal Year. The Borrower will not change its fiscal year from a June 30 fiscal year end.

         6.17  Prepayments of Indebtedness, etc. The Borrower will not:

                  (a) after the issuance thereof, amend or modify (or permit the amendment or modification of), the terms of any other Indebtedness in a manner adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto); or

                  (b) make any prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Funded Debt (other than intercompany Indebtedness permitted hereunder) other than regularly scheduled payments of principal and interest on such Funded Debt.

         6.18  No Further Negative Pledges.

         Except with respect to prohibitions or restrictions under agreements relating to Funded Debt permitted pursuant to Section 6.10(b), the Borrower will not enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         SECTION 7  EVENTS OF DEFAULT

         7.1 Event of Default. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) the failure to make any payment of principal when due or to make any payment of interest, fees or other amounts owing hereunder within three (3) Business Days of when due, or

                  (b)  any   representation   or  warranty  made  herein  or  in
         connection herewith shall prove to be false or incorrect in any material respect, or

                  (c) failure to observe or comply with (A) the financial covenants in Section 6.9 or the covenants in Sections 6.10 through 6.18 (except in the case of negative covenants contained in Sections 6.10 through 6.18, those defaults which may occur or arise other than on account of or by affirmative or intentional act of the Borrower or Subsidiary or event or condition which the Borrower shall with knowledge permit to exist, all of which shall be subject to the provisions of clause (B) hereof), inclusive, or (B) any of the other covenants or provisions contained herein or in any other Credit Document and such failure to observe or comply shall continue for a period of 30 days after the earlier of actual knowledge of a responsible officer of the Borrower or notice to the Borrower thereof, or

                  (d) the occurrence and continuance of an event of default beyond applicable grace or cure periods, if any, under any other note or agreement relating to indebtedness for borrowed money in excess of $1 million owing by the Borrower or any Subsidiary of the Borrower which results in, or would permit, acceleration of such indebtedness, or would otherwise cause such indebtedness to become due prior to its stated maturity, or

                  (e) the Borrower shall fail within 30 days of the due date to pay, post bond or otherwise discharge any judgment, settlement or order, or

                  (f) any Bankruptcy Event shall occur with respect to the Borrower; or

                  (g) any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse
         Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in
         (i) the  termination of such Plan for purposes of Title IV of ERISA, or
         (ii) the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (h) there shall occur a Change of Control.

         7.2 Remedies. Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent shall, upon the request and direction of the Required Lenders, (i) declare the unpaid principal of, and any accrued interest owing on, the loans and all other indebtedness or obligations owing hereunder or under any of the other Credit Documents or in connection herewith or therewith, immediately due and payable, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (ii) enforce any other rights and interests available under the Credit Documents or at law, including rights of set off. Notwithstanding the foregoing, in the case of an Event of Default described in clause (f) of Section 7.1 relating to bankruptcy and insolvency, the Loans and all accrued interest and all other indebtedness and other amounts owing hereunder or under any of the other Credit Documents owing to the Administrative Agent and the Lenders shall become immediately due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent and the Lenders, all of which are hereby waived by the Borrower.


         SECTION 8         AGENCY PROVISIONS

         8.1 Appointment. Each Lender hereby designates and appoints NationsBank, N.A. as Administrative Agent (in such capacity, the "Administrative Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of the provisions of this Section 8. In performing its functions and duties under this Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Affiliates.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or its Affiliates.

         8.4 Reliance on Communications. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the
Borrower, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with
Section 9.3(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 9.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower or its Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or its Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         8.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         8.9 Successor Administrative Agent. The Administrative Agent may, at any time, resign upon thirty (30) days' written notice to the Borrower and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld; provided, however, that no such consent of the Borrower shall be required after the occurrence and during the continuance of an Event of Default. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as

Administrative Agent, as appropriate, under this Agreement and the other Credit Documents and the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         8.10     Minimum Commitments of Administrative Agent and Co-Agents.

         Subsequent to the Closing Date, each of NationsBank, N.A., First Union National Bank and CoBank, ACB agrees to maintain a Commitment in an amount equal to or greater than Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) so long as (i) no Event of Default has occurred and is continuing and (ii) (A) with respect to NationsBank, N.A., such Lender remains as Administrative Agent and (B) with respect to each of First Union National Bank and CoBank, ACB, such Lender remains as Co-Agent; provided that each of NationsBank, First Union and CoBank may participate or assign any of such amount to a Federal Reserve Bank or to a parent or a majority owned subsidiary of each of NationsBank, N.A., First Union National Bank and CoBank, ACB, respectively.


         SECTION 9         MISCELLANEOUS

         9.1 Notices. Notices and other communications shall be effective, and duly given, (i) when received, (ii) when transmitted by telecopy or other facsimile device to the numbers set out below if transmitted before 5:00 p.m. on a Business Day, or otherwise on the next following Business Day, (iii) the day following the day on which delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day sent by certified or registered mail postage prepaid, in each case to the Borrower and the Administrative Agent at the address shown below and to the Lenders at their address shown on Schedule 2.1(a), or at such other address as may be specified by written notice to the other parties:

        Borrower:                 SOUTHERN STATES COOPERATIVE, INCORPORATED
                                  6606 West Broad Street
                                  Richmond, Virginia 23230
                                  Attn:    Leslie Newton
                                  Phone:   (804) 281-1308
                                  Fax:     (804) 281-1650

        Administrative Agent:     NATIONSBANK, N.A.
                                  101 N. Tryon Street
                                  Independence Center, 15th Floor
                                  NC1-001-15-04
                                  Charlotte, North Carolina  28255
                                  Attn:  Agency Services
                                  Telephone:  (704) 388-1108
                                  Telecopy:   (704) 388-9436

                                  with a copy to:

                                  NATIONSBANK, N.A.
                                  1111 E. Main Street
                                  Fourth Floor Pavilion
                                  VA2-310-04-07
                                  Richmond, Virginia  23277-0001
                                  Attn:    Marty Mitchell
                                  Phone:   (804) 788-2285
                                  Fax:     (804) 788-3669

         9.2 Right of Set-Off. In addition to other rights now or hereafter available to the Administrative Agent and the Lenders under the Credit Documents or under applicable law, the Administrative Agent and the Lenders may, after the occurrence of an Event of Default, exercise rights of set-off and may appropriate and apply any and all deposits (general and specific) or other amounts held or owing by the Administrative Agent and the Lenders to the loans and other amounts owing by the Borrower hereunder or under the other Credit Documents, regardless of whether the Loans or such other amounts are contingent or unmatured, without presentment, demand, protest or notice of any kind (any such rights of presentment, demand, protest or notice being hereby waived).

         9.3      Benefit of Agreement.

                  (a) This Agreement shall be binding upon, and shall inure to the benefit of, successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any its obligations or interests without prior written consent of the Administrative Agent and the Lenders.

                  (b) Subject to Section 8.10, a Lender, in accordance with applicable law, may make assignments of its rights, obligations or rights and obligations hereunder; provided, that (i) the assignee is a Lender, an affiliate of a Lender or other Person reasonably acceptable to the Administrative Agent and, so long as no Event of Default then exists, the Borrower (which consent will not be unreasonably withheld or delayed), (ii) any such assignment shall be a minimum aggregate principal amount of $1,000,000 and integral multiples thereof and shall be of a constant and not varying percentage of the assigning Lender's rights and obligations under the respective Loans and Commitments relating thereto subject to the assignment, (iii) transfer fee of $3,500 shall be paid to the Administrative Agent for its own account by the assignee. The assignment shall be in form reasonably acceptable to the Administrative Agent. Upon execution and delivery of any such assignment agreement and notice to the Administrative Agent thereof, the assignee shall be considered a "Lender" under the Credit Documents for all purposes as if it had been an original signatory to the Credit Agreement with all rights, interests and obligations attendant thereto. The Administrative Agent shall maintain a registry of the Lenders and their respective interest, commitments and obligations available for inspection by the Borrower and the Lenders, which entries and information shall be conclusive absent manifest error.

                  (c) A Lender may, in accordance with applicable law, sell, grant or transfer participation interests in its loans, rights, interests, commitments and obligations hereunder; provided that (i) the selling Lender shall continue to be obligated under the Credit Agreement and considered for all purposes by the Borrower, the Administrative Agent and the other Lenders exclusively as the "Lender" hereunder without regard to the participation interest and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender (regardless of whether or not notice is given thereof), (ii) participants shall not have the right to, nor shall they be granted rights to approve, amendments, waivers or modifications relating to the Credit Documents, except those which would reduce the principal amount of, or rate of interest or fees in respect of, the loans, postpone the date fixed for payment of principal, interest or fees, or release of all or substantially all of the collateral, in each case relating to the loans in which the participant has an interest. The rights of a participant hereunder shall be limited to the rights of the selling Lender, provided that the participant shall have the same rights of set-off, indemnity and additional amounts hereunder as available to Lenders under applicable law, but in the case of indemnities and additional amounts shall be limited in amount to that which would have been available to the selling Lender.

         9.4 No Waiver. No failure or delay on the part of the Administrative Agent or the Lenders in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the

Administrative Agent or the Lenders, on the one hand, and the Borrower, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent and the Lenders would otherwise have.

         9.5 Payment of Expenses. The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of (A) the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents (including reasonable fees and expenses of Administrative Agent's counsel, Moore & Van Allen, PLLC) and any amendments, waivers or consents relating to the Credit Documents and (B) the Administrative Agent and each of the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and the Lenders); (ii) pay and hold the Administrative Agent and the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or the Lenders) to pay such taxes; and (iii) indemnify the Administrative Agent and the Lenders, its officers, directors, employees and representatives from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any of the Lenders is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of the Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         9.6 Amendments and Waivers. This Agreement and the other Credit Documents and the provisions hereunder and thereunder may not be amended, modified, waived or terminated except with the prior written consent of the Borrower and the Required Lenders, provided that no such amendment, modification or waiver shall (i) reduce the amount, or extend the maturity of any Note or any installment thereon, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, or change the duration or amount of any Lender's commitment hereunder, in each case without the written consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this Section or the definition of "Required Lenders", or consent to the assignment or transfer of the rights and obligations of the Borrower hereunder, or (iii) subordinate the priority of the obligations of the Borrower under this Agreement and the other Credit Documents, in each case without the written consent of all of the Lenders, except as expressly provided in Section 3.4 or elsewhere herein, or (iv) amend, modify or waive any provision of Section 8 without the prior written consent of the Administrative Agent.

         9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         9.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         9.9 Survival. The indemnities and payment obligations hereunder, including those set out in Sections 3.6, 3.8, 3.9, 3.10, 3.11 and 9.5, shall survive the making and repayment of the Loans and termination of commitments hereunder.

         9.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Virginia. The Borrower and the Lenders consent to the nonexclusive jurisdiction of the federal and state courts located in Richmond, Virginia and waive, to the extent permitted by applicable law, the right to trial by jury.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Credit Agreement has been executed this day by duly authorized officers of the undersigned parties.


BORROWER:         SOUTHERN STATES COOPERATIVE, INCORPORATED,
                  a Virginia agricultural cooperative corporation

                  By:_________________________________________
                  Name:
                  Title:



LENDERS:          NATIONSBANK, N.A.,
                  as Administrative Agent and a Lender

                  By:_________________________________________
                  Name:
                  Title:

                  FIRST UNION NATIONAL BANK

                  By:_________________________________________
                  Name:
                  Title:

                  COBANK, ACB

                  By:_________________________________________
                  Name:
                  Title:

                                 Schedule 2.1(a)
                       Schedule of Lenders and Commitments


                                                                                      Term Loan            Term Loan
                                                                                      Committed            Commitment
                                                                                        Amount             Percentage
                 Lender                                 Notice Address

NationsBank, N.A.                          NationsBank, N.A.                           $75,000,000         33.33333%
                                           101 N. Tryon Street
                                           Independence Center, 15th Floor
                                           Charlotte, North Carolina  28255
                                           Attn:    Ret Taylor
                                           Phone:   (704) 388-1108
                                           Fax:     (704) 388-9436

                                           with a copy to:

                                           NationsBank, N.A.
                                           1111 E. Main Street
                                           Fourth Floor Pavilion
                                           VA2-310-04-07
                                           Richmond, Virginia  23277-0001
                                           Attn:    Marty Mitchell
                                           Phone:   (804) 788-2285
                                           Fax:     (804) 788-3669

First Union National Bank                  First Union National Bank                   $75,000,000         33.33333%
                                           7 North 8th Street, 3rd Floor
                                           VA3247
                                           Richmond, Virginia  23219
                                           Attn:    Eileen McCrickard
                                           Phone:   (804) 343-6014
                                           Fax:     (804) 343-6013

CoBank, ACB                                CoBank, ACB                                 $75,000,000         33.33333%
                                                                                       -----------         ---------
                                           5500 South Quebec Street
                                           Englewood, Colorado  80111
                                           Attn:    Lori O'Flaherty
                                           Phone:   (303) 740-4342
                                           Fax:     (303) 694-5830

                                                                                      $225,000,000           100.00%

                                 Schedule 2.1(b)

                           Form of Notice of Borrowing

NationsBank, N.A.
  as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

         RE: Credit Agreement dated as of October 9, 1998 (as amended and modified, the "Credit Agreement") among Southern States Cooperative, Incorporated, the Lenders identified therein and NationsBank, N.A., as Administrative Agent and First Union National Bank and CoBank, ACB, as Co-Agents. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The  undersigned  hereby gives notice of a request for the Term Loan pursuant to
Section 2.1(b) of the Credit Agreement:

(A)      Date of Borrowing          ________________________________________
         (which is a Business Day)

(B)      Interest rate basis        ________________________________________

(C)      Interest Period and the
         last day thereof           ________________________________________

In accordance with the requirements of Section 4.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

         (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Term Loan (except for those which expressly related to an earlier date).

         (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

         (c) The Acquisition has been consummated substantially on the terms and conditions provided in the Asset Purchase Agreement (including satisfaction of the conditions set forth therein in all material respects, other than remittance of cash consideration), and there has not been any material modification, amendment, supplement or waiver to the Asset Purchase Agreement without the prior written consent of all the Lenders, including, but not limited to, any modification, amendment, supplement or waiver relating to all disclosure schedules and exhibits.

         (d) All governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or desirable in connection with the Acquisition and the related financings and other transactions contemplated by the Credit Agreement and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the Acquisition or such other transactions contemplated hereby or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation is applicable which in the judgment of the Administrative Agent could reasonably be likely to have such effect.

         (e) There has not been commenced against the undersigned an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

         (f) Accompanying this Notice of Borrowing is a certificate of a responsible officer of the undersigned stating that to the best of his knowledge and belief, the undersigned is in compliance with the provisions of the Credit Agreement in all material respects and no Default or Event of Default exists thereunder.

         (g) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect.

         (h) All conditions set forth in Section 2.1 of the Credit Agreement shall have been satisfied.



                                Very truly yours,

                                Southern States Cooperative, Incorporated


                                By:________________________________________
                                Name:
                                Title:

                                 Schedule 2.1(e)

                                  Form of Note


                                                                 October 9, 1998


         FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of _______________________, its successor and assigns (the "Lender"), the principal amount of such Lender's Term Loan Committed Amount in U.S. dollars and in immediately available funds in such amounts and on such dates as provided in the Credit Agreement, together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of the date hereof (as the same may be amended or modified and in effect from time to time, the "Credit Agreement") among Southern States Cooperative, Incorporated, the Lenders identified therein, NationsBank, N.A., as Administrative Agent and First Union National Bank and CoBank, ACB, as Co-Agents, to which Credit Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         In the event payment of amounts due hereunder are accelerated under the terms of the Credit Agreement, all such amounts shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the undersigned Borrower. Further, in the event this
Note is not paid when due at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of Virginia.

         IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first written above.


                                 SOUTHERN STATES COOPERATIVE,
                                 INCORPORATED,
                                 a Virginia agricultural cooperative corporation

                                 By:________________________________________
                                 Name:
                                 Title:

                                  Schedule 3.2

                         Notice of Extension/Conversion



NationsBank, N.A.,
  as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

         Re: Credit Agreement dated as of October 9, 1998 (as amended and modified, the "Credit Agreement") among Southern States Cooperative, Incorporated, the Lenders identified therein and NationsBank, N.A., as Administrative Agent and First Union National Bank and CoBank, ACB, as Co-Agents. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)      Date of Extension or Conversion
         (which is the last day of the
         applicable Interest Period)            _______________________________

(B)      Principal Amount of
         Extension or Conversion                _______________________________

(C)      Interest rate basis                    _______________________________

(D)      Interest Period and the
         last day thereof                       _______________________________

         In accordance with the requirements of Section 4.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

                  (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

                  (c) There has not been commenced against the undersigned an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

                  (d) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect.

                  (e) All conditions set forth in Section 2.1 of the Credit Agreement shall have been satisfied.


                                 Very truly yours,

                                 SOUTHERN STATES COOPERATIVE, INCORPORATED

                                 By:__________________________________
                                 Name:
                                 Title:

                               Schedule 5.1(f)(v)

                              Officer's Certificate

         Pursuant to Section 5.1(f)(v) of the Credit Agreement (the "Credit Agreement"), dated as of October 9, 1998, among Southern States Cooperative, Inc., a Virginia agricultural cooperative corporation (the "Corporation"), the Lenders identified therein and NationsBank, N.A., as Administrative Agent and First Union National Bank and CoBank, ACB, as Co-Agents, the undersigned, _____________________ Secretary of the Corporation hereby certifies as follows:

         1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on _______________________, 1998. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

         2. Attached hereto as Annex II is a true and complete copy of the By-laws of the Corporation as in effect on the date hereof.

         3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

         4. The following persons are now duly elected and qualified officers of the Corporation, holding the offices indicated, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation, the Credit Agreement, the Notes to be issued pursuant thereto and the other Credit Documents and to act as a responsible officer on behalf of the Corporation under the Credit Agreement.

Name                   Office                      Signature
----                   ------                      ---------

                                           ------------------------

                                           ------------------------

         IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.

                                                  -----------------------------
                                                  Secretary

                                                  (CORPORATE SEAL)


Date:    _______________________, 1998

         I,   _____________________,   ___________________  of  Southern  States
Cooperative, Incorporated, hereby certify that _____________________, whose genuine signature appears above, is, and has been at all times since ______________________, a duly elected, qualified and acting
____________________ of Southern States Cooperative, Incorporated

                                 _______________________________ of
                                 Southern States Cooperative, Incorporated

                                 ____________, __, 1998

                                  Schedule 5.3

                                  Subsidiaries

                                 Schedule 6.2(b)

                        Officer's Compliance Certificate

         This  Certificate  is delivered in  accordance  with the  provisions of
Section 6.2(b) of that Credit Agreement dated as of October 9, 1998 (as amended, modified and supplemented, the "Credit Agreement") among Southern States Cooperative, Incorporated, a Virginia agricultural cooperative corporation (the "Borrower"), the Lenders identified therein, and NationsBank, N.A., as Administrative Agent and First Union National Bank and CoBank, ACB, as Co-Agents. Terms used but not otherwise defined herein shall have the same meanings provided in the Credit Agreement.

         The undersigned, being a responsible officer of the Borrower, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

         (a) the financial statements accompanying this Certificate fairly present the financial condition of the parties covered by such financial statements in all material respects;

         (b) during the period the Borrower has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every material condition, contained in the Credit Agreement to be observed, performed or satisfied by them;

         (c) the undersigned has no actual knowledge of any Default or Event of Default; and

         (d) detailed calculations demonstrating compliance with the financial covenants set out in Section 7.9 of the Credit Agreement accompany this Certificate.

         This the _______________ day of ________________________, 199_.


                           SOUTHERN STATES COOPERATIVE, INCORPORATED

                           By:___________________________________
                           Name:
                           Title:

                       Attachment to Officer's Certificate

                       Computation of Financial Covenants

                                  Schedule 6.10

                                   Funded Debt

     [Describe $5.7 million leveraged lease with NationsBanc Leasing, Inc.
                            reflecting to aircraft].

                                  Schedule 6.11

                            Liens on the Closing Date

Lien by CoBank, ACB on the capital stock of the Borrower to secure loans and obligations owing by the Borrower.

                                  Schedule 6.14

Investments on the Closing Date